Exhibit 99.1

May 2, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Build New Natural Gas Liquids
Pipeline and Fractionator to Serve the Gulf Coast Market

Investments to Accommodate
Growing NGL Supplies and Alleviate Infrastructure Constraints

    TULSA, Okla. – May 2, 2011 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $910 million to $1.2 billion between now and late 2013 in order to:

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Construct a new 570-plus-mile, 16-inch diameter natural gas liquids (NGL) pipeline, the Sterling III Pipeline, to transport either unfractionated NGLs or NGL purity products from the Mid-Continent region to the Texas Gulf Coast;

•	Reconfigure its existing Sterling I and II NGL distribution pipelines to transport either unfractionated NGLs or NGL purity products; and
•	Build a new 75,000 barrel-per-day (bpd) NGL fractionator, MB-2, at Mont Belvieu, Texas.

    “These projects will accommodate the growing NGL supplies in the Mid-Continent and elsewhere and help alleviate the infrastructure constraints between the Mid-Continent and Gulf Coast markets, while meeting the requirements of natural gas processors and NGL customers,” said Terry K. Spencer, ONEOK Partners chief operating officer.

    Supply commitments, which are in various stages of negotiation for both the new pipeline and fractionator, will be anchored by NGL production from third-party processors.

    In aggregate, these projects are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times. The incremental fee-based earnings from these projects are expected to increase distributable cash flow and value to unitholders.

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ONEOK Partners Announces Plans for
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Constructing Sterling III Pipeline and Reconfiguring Sterling I and II Pipelines:

    The new Sterling III Pipeline will cost approximately $610 million to $810 million and will have an initial capacity to transport 193,000 bpd of either unfractionated NGLs or NGL purity products from the partnership’s NGL infrastructure at Medford, Okla., to its storage and fractionation facilities at Mont Belvieu. Once complete, it will double the partnership’s current pipeline capacity between Medford and Mont Belvieu.

    The investment also includes reconfiguring the existing Sterling I and II pipelines – which currently distribute NGL purity products between the Mid-Continent and Gulf Coast NGL market centers – to transport either unfractionated NGLs or NGL purity products.

    “Building this new pipeline and reconfiguring our existing Sterling I and II pipelines give us the flexibility to transport and optimize the flow of unfractionated or purity NGLs through all three pipelines,” Spencer said. “These pipeline projects, along with our previously announced Arbuckle Pipeline and Sterling I Pipeline expansions, further enhance our ability to transport NGLs – either unfractionated or purity products – to Gulf Coast markets.”

    The Sterling III Pipeline will complement the partnership’s existing Sterling I and II pipelines, and when operational all three Sterling pipelines will be capable of transporting either unfractionated NGLs or purity NGL products. Construction is expected to begin in early 2013, following receipt of necessary permits and the acquisition of right of way; it is anticipated that a portion of the existing right of way on the Sterling I and II pipelines can be used. Completion is scheduled in late 2013. With additional pump stations, the Sterling III Pipeline’s capacity can be expanded to 250,000 bpd.

    The Sterling III Pipeline will traverse the NGL-rich Woodford Shale that is currently under development, as well as provide transportation capacity for NGL production from the growing Cana-Woodford Shale and Granite Wash, where it can gather unfractionated NGLs from the new natural gas processing plants that are being built as a result of increased drilling activity in these areas.

Constructing a New Mont Belvieu, Texas, NGL Fractionator:

    The new MB-2 fractionator will cost approximately $300 million to $390 million to construct and will supplement the partnership’s 80-percent owned, 160,000-bpd MB-1 fractionator in Mont Belvieu. Its initial 75,000 bpd capacity can be expanded to 125,000 bpd to accommodate additional NGL volumes as they are added to the currently expanding Arbuckle Pipeline and the new Sterling III Pipeline and the Sterling I and II reconfiguration.

    “The additional capacity from the new and reconfigured pipelines and the new fractionator at Mont Belvieu will enable us to better serve our petrochemical customers who are expanding their facilities or converting existing facilities to utilize price-advantaged NGL feedstocks,” Spencer added.

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ONEOK Partners Announces Plans for
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    The partnership recently submitted a permit application to build the 75,000 bpd fractionator to the Texas Commission on Environmental Quality. Following receipt of all necessary permits, construction of the fractionator is scheduled to begin in 2011 and is currently expected to be completed in mid-2013.

Other Capital Projects:

    In December 2010, the partnership announced plans to install additional pump stations on the Arbuckle Pipeline to increase its capacity to 240,000 bpd from 180,000 bpd by the first half of 2012. The Arbuckle Pipeline is a 440-mile NGL pipeline that extends from southern Oklahoma through the Barnett Shale of north Texas and on to the partnership's fractionation and storage facilities at Mont Belvieu on the Texas Gulf Coast.

    ONEOK Partners has previously announced approximately $1.8 billion to $2.1 billion in growth projects that include:

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Construction of more than 230 miles of NGL pipelines that will expand the partnership’s existing Mid-Continent NGL gathering system in the Cana-Woodford and Granite Wash areas by connecting to three new third-party natural gas processing facilities being constructed, and to three existing third-party natural gas processing facilities that are being expanded; when completed, the projects are expected to add approximately 75,000 to 80,000 bpd of raw, unfractionated NGLs to the partnership’s existing NGL gathering systems in the Mid-Continent and the Arbuckle Pipeline;

•	Investments in the Woodford Shale in Oklahoma, with projects in both the natural gas gathering and processing and the natural gas liquids segments;
•	Installation of seven additional pump stations along the existing Sterling I NGL product distribution pipeline, increasing its capacity by 15,000 bpd;
•	Construction of three new natural gas processing plants, with a combined capacity of 300 MMcf/d, and related infrastructure in the Bakken Shale in the Williston Basin in North Dakota;
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Construction of a 525- to 615-mile NGL pipeline, the Bakken Pipeline, to transport unfractionated NGLs produced from the Bakken Shale in the Williston Basin to the Overland Pass Pipeline, a 760-mile NGL pipeline extending from southwestern Wyoming to Conway, Kan.;

•	Related capacity expansions for ONEOK Partners’ 50-percent interest in the Overland Pass Pipeline to transport the additional unfractionated NGL volumes from the new Bakken Pipeline; and
•	Expansion of the partnership’s fractionation capacity at Bushton, Kan., by 60,000 bpd to accommodate the additional NGL volumes from Overland Pass Pipeline.

    ONEOK Partners owns and operates a natural gas liquids system in the Mid-Continent and Gulf Coast, which includes fractionators and storage in Mont Belvieu, Texas; Bushton, Conway and Hutchinson, Kan.; and Medford, Okla. It also owns interstate natural gas liquids distribution pipelines between Conway and Mont Belvieu, and NGL and refined petroleum

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ONEOK Partners Announces Plans for
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products distribution pipelines that connect its Mid-Continent NGL infrastructure to Midwest markets, including Chicago.

EDITOR’S NOTE:

    View map showing the Sterling III NGL Pipeline and the MB-2 NGL Fractionator.

NON-GAAP FINANCIAL MEASURES

    ONEOK Partners has disclosed in this news release anticipated EBITDA and distributable cash flow (DCF) levels that are non-GAAP financial measures. EBITDA and DCF are used as measures of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for distributions received and certain other items.

    The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

    EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

    These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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ONEOK Partners Announces Plans for
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Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.
Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA and distribution levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA and distribution levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete these projects within budget and on schedule.

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